EXHIBIT 99.1

American Science and Engineering, Inc. Announces Anticipated Loss for

Second Quarter Fiscal Year 2015 and Workforce Reduction

Continued Global Volatility Causes Shipment Delays

BILLERICA, Mass. — September 30, 2014 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”) announced today that it has reduced its workforce by approximately 10% and has implemented additional targeted cost reductions to further reduce its operating expenses.  These actions were taken in response to the continued global volatility impacting its markets.  The Company is anticipating a net loss in the second quarter of fiscal year 2015 (ended September 30, 2014) and will provide Q2 fiscal year 2015 results in its quarterly press release on November 7, 2014. The Company expects to realize the benefits of the cost cutting measures beginning in the third quarter of fiscal year 2015.

“The escalating global volatility negatively impacted our quarterly results with shipment delays for orders already recorded in backlog,” said Chuck Dougherty, AS&E’s President and CEO. “While our opportunity pipeline remains robust, we have reduced our expenses to manage through the quarter to quarter variability that has affected us and others in our industry. As we move forward, we will continue to execute on our strategic growth initiatives to help us leverage and capture the increased global opportunity pipeline for our expanded portfolio of product and service offerings.”

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter X-rays. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects.

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

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